UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2009

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 21, 2009, AngioDynamics, Inc. (the “Company”) announced the appointment of Jan Keltjens, 51, as President and CEO, effective March 1, 2009.  Mr. Keltjens comes to AngioDynamics after serving as President and CEO of CryoCath Technologies, Inc. since March 2007.  CryoCath, a leader in cryotherapy products for treating cardiac arrhythmias based in Montreal, Quebec, was acquired by Medtronic, Inc. in September 2008.  Prior to serving as CryoCath’s CEO, Mr. Keltjens was Worldwide General Manager for Cordis Neurovascular, Inc., a Johnson & Johnson company, from 2000 to 2007.

In connection with Mr. Keltjens’ appointment, he entered into an employment arrangement with the Company on January 19, 2009.  Pursuant to the arrangement, Mr. Keltjens will serve as the Company’s President and CEO, commencing on March 1, 2009.  Mr. Keltjens will receive a base salary of $425,000 per year and be eligible for annual bonuses at a target level of 70% of his gross annual salary, with a maximum level of 105% of his gross annual salary.  Under the terms of the arrangement, on January 19, 2009, Mr. Keltjens was granted (i) options to purchase 200,000 shares of the Company’s common stock and (ii) 90,000 restricted shares of the Company’s common stock, each pursuant to the Company’s 2004 Stock and Incentive Award Plan.  The options and restricted shares vest in four equal installments on the first four anniversaries of the grant date.  Vesting is contingent on Mr. Keltjens continued employment on the vesting date.  In addition, under the arrangement, Mr. Keltjens will receive (i) a stipend for financial planning and tax advice of $10,000 per year (grossed up for applicable taxes), (ii) an executive car allowance of $1,250 per month (grossed up for applicable taxes) and (iii) certain relocation expenses, and will be eligible to participate in the benefit programs generally available to senior executives of the Company, including health insurance, life and disability insurance, The Employee Stock Purchase Plan, 401(k) plan and flexible spending plan.

Mr. Keltjens’ employment may be terminated by either party at any time.  If Mr. Keltjens’ employment is terminated by the Company other than (A) in connection with a Change in Control or (B) as a result of Mr. Keltjens’ (i) death, (ii) disability, (iii) violation of securities laws or regulations, (iv) willful violation of a Company policy which is likely to cause material damage to the Company and which is not rectified within 30 days after Mr. Keltjens’ receiving notice thereof, or (v) conviction of a felony under the laws of the state of New York or the United States for any act of theft, fraud, embezzlement or dishonesty, the Company will pay Mr. Keltjens a lump sum payment equal to two times his then-current base salary plus two times the cash bonus he received for the prior fiscal year.

In addition, on January 19, 2009, the Company entered into a change in control agreement with Mr. Keltjens.  Mr. Keltjens’ change in control agreement has an initial term ending December 31, 2009, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such change in control occurs.  Mr. Keltjens’ change in control agreement provides, among other things, that if a change in control occurs (generally, any of the following: (i) a person is or becomes a beneficial owner of more than 40% of the Company's voting securities (ii) the composition of a majority of the Company’s board changes (iii) the Company consummates a merger or consolidation or (iv) the shareholders approve a plan of liquidation or sale of substantially all of the Company's assets) during the term of the agreement, and Mr. Keltjens’ employment is terminated either by the Company or by Mr. Keltjens, other than (a) by the Company for cause, (b) by reason of death or disability, or (c) by Mr. Keltjens without good reason, he will receive a severance payment equal to 2.5  times his annual base salary, 2.5 times the cash bonus he received for the prior fiscal year, unpaid and prorated annual bonus amounts and earned but unused vacation time.

Payment made under Mr. Keltjens’ change in control agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.  If the special excise tax under Section 280G of the Internal Revenue Code applies, Mr. Keltjens’ change in control agreement provides that the Company will reduce payments to him in order to avoid triggering the excise tax, unless he would realize at least $50,000 more after taxes if the Company were to gross-up the excise tax rather than reduce the payments to him, in which case the Company will gross-up Mr. Keltjens for the excise tax.

The foregoing description of each of Mr. Keltjens’ employment arrangement, change in control agreement, option award and restricted stock award is qualified in its entirety by the text of such agreement, a copy of which is attached hereto as Exhibit 10.1. Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively.

On January 20, 2009, the Company entered into an employment agreement with the Company’s current President and CEO, Eamonn P. Hobbs.  Mr. Hobbs employment agreement provides for him to serve as the Company’s President and CEO until such time as a new President and CEO begins employment with the Company.  At the time that a new President and CEO begins employment with the Company, Mr. Hobbs will be appointed to a new position in the Company with the title of Vice Chair.  At such time, Mr. Hobbs will also be appointed Vice Chairman of the board of directors.  Mr. Hobbs’ employment as Vice Chair will end upon the earlier of October 20, 2009 and the date upon which Mr. Hobbs accepts full time employment with another employer.  Mr. Hobbs’ base salary remains unchanged, and he remains eligible for annual bonuses, other incentive compensation and benefits pursuant to the Company’s then current plans and policies.  Pursuant to the Agreement, Mr. Hobbs is entitled to a signing incentive payment equal to $400,000 and was granted options to purchase 75,000 shares of the Company’s common stock.  All 75,000 options become exercisable on October 31, 2009 and remain exercisable until January 31, 2010.  Upon expiration of Mr. Hobbs’ employment agreement, Mr. Hobbs will be entitled to 8,000 restricted shares of the Company’s common stock and a payment equal to (A) two times the sum of (i) his then current salary and (ii) the average of his last two annual cash bonuses, minus (B) $400,000.  If Mr. Hobbs’ employment agreement is terminated prior to October 20, 2009 other than for cause, he will also be entitled to receive the unpaid base salary and incentive compensation, if any, he would have received had his employment agreement remained in effect through October 20, 2009.  Mr. Hobbs’ right to receive the preceding payment is subject to the determination of the Chairman of the Board that he satisfactorily assisted in the transition of the new President and CEO and was not terminated for cause.  Mr. Hobbs’ employment agreement contains customary non-compete and non-solicitation clauses.

Also on January 20, 2009, the Company entered into a consulting agreement with Mr. Hobbs.  The term of Mr. Hobbs’ consulting agreement begins on the earlier of October 20, 2009 and the date he accepts full time employment with another employer and ends on October 31, 2012.  During the term of Mr. Hobbs’ consulting agreement, he will be paid an hourly rate of $300 per hour for consulting services performed at the written request of the Chairman of the Board.  During the term of Mr. Hobbs’ consulting agreement, options to acquire Company common stock held by him will vest and become exercisable in accordance with the terms of the applicable grant agreements.

The foregoing description of each of Mr. Hobbs’ employment agreement, consulting agreement and option award is qualified in its entirety by the text of such agreement, a copy of which is attached hereto as Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively.

In addition, on January 20, 2009, Mr. Hobbs agreed to resign from the Company’s board of directors within 7 days of the board notifying him that it has determined that his service is no longer in the best interests of the Company.

Item 7.01 – Regulation FD Disclosure.

On January 21, 2009, the Company issued a press release announcing the appointment of Mr. Keltjens as President and CEO.  A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Offer Letter to Jan Keltjens, dated January 19, 2009.
10.2	Change in Control Agreement, dated January 19, 2009, by and between AngioDynamics, Inc. and Jan Keltjens.
10.3	Non-Statutory Stock Option Agreement, dated January 19, 2009, between AngioDynamics, Inc. and Jan Keltjens.
10.4	Restricted Stock Agreement, dated January 19, 2009, by and between AngioDynamics, Inc. and Jan Keltjens.
10.5	Employment Agreement, dated January 20, 2009, between AngioDynamics, Inc. and Eamonn P. Hobbs.
10.6	Consulting Agreement, dated January 20, 2009, by and between AngioDynamics, Inc. and Eamonn P. Hobbs.
10.7	Non-Statutory Stock Option Agreement, dated January 20, 2009, between AngioDynamics, Inc. and Eamonn P. Hobbs.
99.1	Press Release dated January 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: January 23, 2009	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter to Jan Keltjens, dated January 19, 2009.
10.2	Change in Control Agreement, dated January 19, 2009, by and between AngioDynamics, Inc. and Jan Keltjens.
10.3	Non-Statutory Stock Option Agreement, dated January 19, 2009, between AngioDynamics, Inc. and Jan Keltjens.
10.4	Restricted Stock Agreement, dated January 19, 2009, by and between AngioDynamics, Inc. and Jan Keltjens.
10.5	Employment Agreement, dated January 20, 2009, between AngioDynamics, Inc. and Eamonn P. Hobbs.
10.6	Consulting Agreement, dated January 20, 2009, by and between AngioDynamics, Inc. and Eamonn P. Hobbs.
10.7	Non-Statutory Stock Option Agreement, dated January 20, 2009, between AngioDynamics, Inc. and Eamonn P. Hobbs.
99.1	Press Release dated January 21, 2009.